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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Hanover Capital Mortgage Holdings, Inc. of our report dated November 3, 2008, except as it relates to the discontinued operations as described in Note 3 of consolidated financial statements as to which the date is December 22, 2008, relating to the financial statements of JWH Holding Company, LLC and its subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and in the proxy statement/prospectus included in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Tampa, FL

December 22, 2008

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM